April 2023

Preliminary Terms No. 8,833

Registration Statement Nos. 333-250103; 333-250103-01

Dated April 25, 2023

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in International Equities

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and provide for a minimum payment at maturity of only 10% of the stated principal amount. Beginning after one year, the securities will be automatically redeemed if the closing level of each of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF, which we refer to as the underlyings, on any of the quarterly determination dates is greater than or equal to 100% of its respective initial level, which we refer to as the respective call threshold level, for an early redemption payment that will correspond to a return of at least 13.25% per annum (to be determined on the pricing date), as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than its respective call threshold level, investors will receive the stated principal amount of their investment plus a return reflecting 110% of the upside performance of the worst performing underlying. If the securities have not previously been redeemed and the final level of either underlying is less than or equal to its respective call threshold level but neither underlying has decreased by an amount greater than the specified buffer amount from its respective initial level, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final level of either underlying is less than its respective initial level by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. Accordingly, investors may lose up to 90% of the stated principal amount of the securities. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying closes at or above the respective call threshold level on a quarterly determination date or above the respective call threshold level on the final determination date, respectively, and the buffer feature that applies to only a limited range of performance of the underlyings, with no possibility of an early redemption until after the one-year non-call period. Because all payments on the securities are based on the worst performing of the underlyings, a decline of more than 10% by either underlying will result in a loss of your investment, even if the other underlying has appreciated or has not declined as much. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	EURO STOXX 50® Index (the “SX5E Index”) and iShares® MSCI ACWI ETF (the “ACWI Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	April 25, 2023
Original issue date:	April 28, 2023 (3 business days after the pricing date)
Maturity date:	April 29, 2025
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following the initial one-year non-call period, if, on any quarterly determination date, beginning on April 26, 2024, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the closing level of either underlying is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least 13.25% per annum, to be determined on the pricing date) for each quarterly determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after one year, quarterly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.

The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.  If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Call threshold level:	With respect to the SX5E Index, 4,401.80, which is 100% of its initial level With respect to the ACWI Shares, $92.21, which is 100% of its initial level
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than its respective call threshold level:

$1,000 + ($1,000 × percent change of the worst performing underlying × 110%)

●If the final level of either underlying is less than or equal to its respective call threshold level but neither of the underlyings has decreased by an amount greater than the buffer amount of 10% from its respective initial level:

$1,000

●If the final level of either underlying has decreased by an amount greater than the buffer amount of 10% from its respective initial level:

$1,000 × (performance factor of the worst performing underlying + 10%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $100 per security.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $974.80 per security, or within $25.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(3)See “Use of proceeds and hedging” on page 22.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020  Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

Terms continued from previous page:
Buffer amount:

With respect to each of the underlyings, 10%. As a result of the buffer amount of 10%, the value at or above which each of the underlyings must close on the final determination date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the SX5E Index, 3,961.62, which is 90% of its initial level

With respect to the ACWI Shares, $82.989, which is 90% of its initial level

Minimum payment at maturity:	$100 per security (10% of the stated principal amount)
Initial level:	With respect to the SX5E Index, 4,401.80, which is its closing level on April 24, 2023 With respect to the ACWI Shares, $92.21, which is its closing level on April 24, 2023
Closing level:

With respect to the SX5E Index, the index closing value for such underlying on any index business day

With respect to the ACWI Shares, the closing price for such underlying on any trading day times the adjustment factor on such day

Final level:	With respect to the SX5E Index, the closing level on the final determination date With respect to the ACWI Shares, the closing level on the final determination date
Adjustment factor:	With respect to the ACWI Shares, 1.0, subject to adjustment in the event of certain events affecting the ACWI Shares
Worst performing underlying:	The underlying with the lesser performance factor
Percent change:	With respect to each underlying, (final level - initial level) / initial level
Performance factor:	With respect to each underlying, the final level divided by the initial level
CUSIP / ISIN:	61774XUK7 / US61774XUK70
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
1st determination date:	4/26/2024	1st early redemption date:	5/1/2024	At least $1,132.50
2nd determination date:	7/24/2024	2nd early redemption date:	7/29/2024	At least $1,165.625
3rd determination date:	10/24/2024	3rd early redemption date:	10/29/2024	At least $1,198.75
4th determination date:	1/24/2025	4th early redemption date:	1/29/2025	At least $1,231.875
Final determination date:	4/24/2025	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment with respect to each determination date will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to a return of at least 13.25% per annum.

April 2023 Page 2

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

Investment Summary

Buffered Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF (the “securities”) do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed if the closing level of each of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF on any quarterly determination date is greater than or equal to its respective call threshold level, for an early redemption payment that will correspond to a return of at least 13.25% per annum (to be determined on the pricing date), as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than its respective call threshold level, investors will receive the stated principal amount of their investment plus a return reflecting 110% of the upside performance of the worst performing underlying. If the securities have not previously been redeemed and the final level of either underlying is less than or equal to its respective call threshold level but neither underlying has decreased by an amount that is greater than the specified buffer amount from its respective initial level, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final level of either underlying is less than its respective initial level by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount of the securities. Accordingly, investors in the securities may lose up to 90 % of the stated principal amount of the securities.

Maturity:	Approximately 2 years
Automatic early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this initial one-year non-call period, if, on any quarterly determination date, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least 13.25% per annum, to be determined on the pricing date) for each quarterly determination date, as follows*:

●1st determination date:

At least $1,132.50

●2nd determination date:

At least $1,165.625

●3rd determination date:

At least $1,198.75

●4th determination date:

At least $1,231.875

*The actual early redemption payment with respect to each applicable determination date will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than its respective call threshold level:

$1,000 + ($1,000 × percent change of the worst performing underlying × 110%)

●If the final level of either underlying is less than or equal to its respective call threshold level but neither of the underlyings has decreased by an amount greater than the buffer amount of 10% from its respective initial level:

$1,000

●If the final level of either underlying has decreased by an amount greater than the buffer amount of 10% from its respective initial level:

$1,000 × (performance factor of the worst performing underlying + 10%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $100 per security.

April 2023 Page 3

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $974.80, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

April 2023 Page 4

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing level of each of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF on any quarterly determination date (beginning after one year) is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, when each underlying closes at or above its respective call threshold level on any quarterly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in either underlying.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying closes above its respective call threshold level. At maturity, investors will receive the stated principal amount of their investment plus a return reflecting 110% of the upside performance of the worst performing underlying.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the return of principal at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes at or below its respective call threshold level, but neither of the underlyings has decreased by an amount greater than the specified buffer amount from its respective initial level. At maturity, investors will receive a cash payment equal to $1,000 per $1,000 security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below its respective initial level by an amount greater than the buffer amount of 10%. At maturity, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the worst performing underlying from its respective initial level beyond the buffer amount. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors may lose up to 90% of their investment in the securities.

April 2023 Page 5

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each underlying on each of the quarterly determination dates (beginning after one year), and the payment at maturity will be determined by reference to the closing level of each underlying on the final determination date. The initial levels and call threshold levels are set forth on the cover of this document, and the actual early redemption payment amounts will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 13.25% per annum) for each quarterly determination date (beginning after one year), as follows:

●1st determination date:

$1,132.50

●2nd determination date:

$1,165.625

●3rd determination date:

$1,198.75

●4th determination date:

$1,231.875

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than its respective call threshold level:

$1,000 + ($1,000 × percent change of the worst performing underlying × 110%)

●If the final level of either underlying is less than or equal to its respective call threshold level but neither of the underlyings has decreased by an amount greater than the buffer amount of 10% from its respective initial level:

$1,000

●If the final level of either underlying has decreased by an amount greater than the buffer amount of 10% from its respective initial level:

$1,000 × (performance factor of the worst performing underlying + 10%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $100 per security.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the SX5E Index: 4,400 With respect to the ACWI Shares: $90.00
Hypothetical Call Threshold Level:	With respect to the SX5E Index: 4,400, which is 100% of its hypothetical initial level With respect to the ACWI Shares: $90.00, which is 100% of its hypothetical initial level

April 2023 Page 6

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	SX5E Closing Level	ACWI Shares Closing Value	Payment (per Security)
1st Determination Date	4,900 (at or above the call threshold level)	$69.00 (below the call threshold level)	--
2nd Determination Date	4,500 (at or above the call threshold level)	$150.00 (at or above the call threshold level)	$1,165.625

In this example, on the first determination date, the closing level of one of the underlyings is at or above its respective call threshold level, but the closing level of the other underlying is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing level of each underlying is at or above the respective call threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,165.625 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in either underlying.

How to calculate the payment at maturity:

In the following examples, one or both of the underlyings close below the respective call threshold level(s) on each of the quarterly determination dates (beginning after one year), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	SX5E Index Final Level	ACWI Shares Final Level	Payment at Maturity (per Security)
Example 1:	4,840 (above its call threshold level)	$108.00 (above its call threshold level)	$1,000 + ($1,000 × 10% × 110%) = $1,110
Example 2:	4,180 (at or below its call threshold level but has not decreased from the initial level by an amount greater than the buffer amount of 10%)	$108.00 (above its call threshold level)	$1,000
Example 3:	5,500 (above its call threshold level)	$45.00 (at or below its call threshold level and has decreased from the initial level by an amount greater than the buffer amount of 10%)	$1,000 × [($45.00 / $90.00) + 10%] = $600
Example 4:	440 (at or below its call threshold level and has decreased from the initial level by an amount greater than the buffer amount of 10%)	$67.50 (at or below its call threshold level and has decreased from the initial level by an amount greater than the buffer amount of 10%)	$1,000 × [(440 / 4,400) + 10%] = $200

In example 1, the final level of each underlying is above its respective call threshold level. The SX5E index has appreciated 10% while the ACWI Shares have appreciated by 20%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 110% of the appreciation of the worst performing underlying, which is the SX5E Index in this example. Investors receive $1,110 per security at maturity.

In example 2, the final level of one of the underlyings is above its respective call threshold level, while the final level of the other underlying has decreased from its respective call threshold level, but neither of the underlyings has decreased from its respective initial level by an amount greater than the buffer amount of 10%. The ACWI Shares have increased 20% from the initial level to the final level and the SX5E Index has declined 5% from its initial level to its final level. Therefore, investors receive a payment at maturity equal to the stated principal amount of $1,000 per security. Investors do not participate in any appreciation in either underlying.

In example 3, the final level of one of the underlyings is above its respective call threshold level, but the final level of the other underlying has decreased from its respective initial level by an amount greater than the buffer amount of 10%. Therefore, investors

April 2023 Page 7

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

are exposed at maturity to the downside performance of the worst performing underlying beyond the buffer amount. The SX5E Index has increased 25% from its initial level to its final level and the ACWI Shares have declined 50% from the initial level to the final level. Therefore, investors receive a payment at maturity of $600 per security.

In example 4, the final level of each of the underlyings has decreased from its respective initial level by an amount greater than the buffer amount of 10%. Therefore, investors are exposed at maturity to the downside performance of the worst performing underlying beyond the buffer amount. The ACWI Shares have declined 25% from the initial level to the final level and the SX5E Index has declined 90% from its initial level to its final level. Therefore, investors receive a payment at maturity of $200 per security.

If the securities are not redeemed prior to maturity and the final level of either underlying has decreased by more than the buffer amount of 10% from its respective initial level, you will be exposed at maturity to the downside performance of the worst performing underlying beyond the specified buffer amount, and your payment at maturity will be less than the stated principal amount per security. Under these circumstances, you will lose some, and up to 90%, of your investment in the securities.

April 2023 Page 8

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide for a minimum payment at maturity of only 10% of your principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest and provide for a minimum payment at maturity of only 10% of the stated principal amount of the securities. If the securities have not been automatically redeemed prior to maturity and the final level of either underlying has decreased from the respective initial level by an amount greater than the buffer amount of 10%, you will be exposed to the decline in the value of the worst performing underlying, as compared to its respective initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount that is less than the stated principal amount. You could lose up to 90% of your investment.

￭If the securities are redeemed prior to maturity, the appreciation potential of the securities is limited by the fixed early redemption payment specified for each determination date. If each underlying closes at or above its respective call threshold level on any determination date, the securities will be automatically redeemed. In this scenario, the appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date, and no further payments will be made on the securities once they have been redeemed. In addition, if the securities are redeemed prior to maturity, you will not participate in any appreciation of either underlying, which could be significant. Moreover, the fixed early redemption payment may be less than the payment at maturity you would receive for the same level of appreciation of the worst performing underlying had the securities not been automatically redeemed and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective initial level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the SX5E Index,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the levels of the underlyings,

odividend rates on the stocks constituting the SX5E Index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of either underlying at the time of sale is near or below 90% of its respective initial level or if market interest rates rise.

April 2023 Page 9

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

You cannot predict the future performance of either underlying based on its historical performance. If the final level of either of the underlyings is less than 90% of its respective initial level, you will be exposed on a 1-to-1 basis to the decline in the final level of the worst performing underlying beyond the buffer amount. There can be no assurance that you will not lose some or a significant portion of your investment. See “EURO STOXX 50® Index Overview” and “iShares® MSCI ACWI ETF Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlyings or the stocks composing the SX5E Index. Investing in the securities is not equivalent to investing in the underlyings or the stocks that constitute the SX5E Index. Investors in the securities will not participate in any positive performance of either underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the SX5E Index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price,

April 2023 Page 10

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings), including taking positions in the ACWI Shares and the stocks constituting the SX5E Index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to April 24, 2023 could potentially increase the initial level of either of the underlyings and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying) and (ii) the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either of the underlyings on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the call threshold levels and the final levels, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of a closing level in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity. For further information regarding these types of determinations, see “Description of Auto-Callable Securities— Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” “—Calculation Agent and Calculations” and” “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” in the

April 2023 Page 11

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. There is a risk that the IRS may seek to treat all or a portion of the gain on the securities as ordinary income. For example, there is a risk (which, depending on the market conditions on the pricing date, could be substantial) that the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by either underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive an early redemption payment, each underlying must close at or above its respective call threshold level on the applicable determination date. In addition, if the securities have not been redeemed and at least one underlying has decreased by more than 10% from its respective initial level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying beyond the buffer amount, even if the other underlying has appreciated or has not declined as much. Under this scenario, the value of any such payment at maturity will be less than the stated principal amount. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially

April 2023 Page 12

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that the final level of either underlying will decline to below 90% of its respective initial level than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a loss on your investment.

￭There are risks associated with investments in securities linked to the value of foreign (and especially emerging markets) equity securities. The SX5E Index is linked to the value of foreign equity securities. The ACWI Shares are linked to the value of foreign (and especially emerging markets) equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks that are generally tracked by the ACWI Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭Adjustments to the SX5E Index could adversely affect the value of the securities. The publisher of the SX5E Index may add, delete or substitute the stocks constituting the SX5E Index or make other methodological changes that could change the value of the SX5E Index. The publisher of the SX5E Index may discontinue or suspend calculation or publication of the SX5E Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭Adjustments to the ACWI Shares or the index tracked by the ACWI Shares could adversely affect the value of the securities. The investment adviser to the iShares® MSCI ACWI ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the iShares® MSCI ACWI ETF. Any of these actions could adversely affect the price of the ACWI Shares and, consequently, the value of the securities. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the share underlying index. MSCI may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index. MSCI may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of the ACWI Shares, and consequently, the value of the securities.

￭The securities are subject to currency exchange risk. Because the price of the ACWI Shares tracks the performance of the MSCI All Country World IndexSM, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account

April 2023 Page 13

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

such weighting, the dollar strengthens against the currencies of the component securities represented in the ACWI Shares, the price of the ACWI Shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments; and

othe extent of governmental surpluses or deficits in the countries represented in the MSCI All Country World IndexSM and the United States

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI All Country World IndexSM and the United States and other countries important to international trade and finance.

￭The performance and market price of the ACWI Shares, particularly during periods of market volatility, may not correlate with the performance of the MSCI All Country World IndexSM, the performance of the component securities of the MSCI All Country World IndexSM or the net asset value per share of such ACWI Shares. The ACWI Shares do not fully replicate the MSCI All Country World IndexSM and may hold securities that are different than those included in the MSCI All Country World IndexSM. In addition, the performance of the ACWI Shares will reflect additional transaction costs and fees that are not included in the calculation of the MSCI All Country World IndexSM. All of these factors may lead to a lack of correlation between the performance of the ACWI Shares and the MSCI All Country World IndexSM. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the ACWI Shares may impact the variance between the performances of the ACWI Shares and the MSCI All Country World IndexSM. Finally, because the shares of the ACWI Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the ACWI Shares may differ from the net asset value per share of the ACWI Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the ACWI Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the ACWI Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the ACWI Shares, and their ability to create and redeem shares of the ACWI Shares may be disrupted. Under these circumstances, the market price of shares of the ACWI Shares may vary substantially from the net asset value per share of the ACWI Shares or the level of the MSCI All Country World IndexSM.

For all of the foregoing reasons, the performance of the ACWI Shares may not correlate with the performance of the MSCI All Country World IndexSM, the performance of the component securities of the MSCI All Country World IndexSM or the net asset value per share of the ACWI Shares. Any of these events could materially and adversely affect the price of the shares of the ACWI Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the ACWI Shares on the final determination date, even if the any of the ACWI Shares is underperforming the MSCI All Country World IndexSM or the component securities of the MSCI All Country World IndexSM and/or trading below the net asset value per share of the ACWI Shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the ACWI Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the ACWI Shares. However, the calculation agent will not make an adjustment for every event that can affect the ACWI Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

April 2023 Page 14

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

EURO STOXX 50® Index Overview

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE IndexSM. The iShares® MSCI EAFE ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on April 24, 2023:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 4/21/2023):	4,408.59
Current Index Value:	4,401.80	52 Week Low (on 9/29/2022):	3,279.04
52 Weeks Ago:	3,757.59

The following graph sets forth the daily index closing values of the SX5E Index for the period from January 1, 2018 through April 24, 2023. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the SX5E Index for each quarter in the same period. The index closing value of the SX5E Index on April 24, 2023 was 4,401.80. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the SX5E Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the SX5E Index at any time, including on the determination dates.

SX5E Index Daily Index Closing Values January 1, 2018 to April 24, 2023

April 2023 Page 15

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter (through April 24, 2023)	4,408.59	4,298.36	4,401.80

“EURO STOXX®” and “STOXX®” are registered trademarks of STOXX Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

April 2023 Page 16

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

iShares® MSCI ACWI ETF Overview

The iShares® MSCI ACWI ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI All Country World IndexSM. The iShares® MSCI ACWI ETF is managed by iShares®, Inc. (“the Trust”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI ACWI ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® MSCI ACWI ETF is accurate or complete.

Information as of market close on April 24, 2023:

Bloomberg Ticker Symbol:	ACWI UP	52 Week High (on 5/4/2022):	$94.84
Current Index Value:	$92.21	52 Week Low (on 10/12/2022):	$77.52
52 Weeks Ago:	$94.54

The following graph sets forth the daily closing values of the ACWI Shares for the period from January 1, 2018 through April 24, 2023. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the ACWI Shares for each quarter in the same period. The closing price of the ACWI Shares on April 24, 2023 was $92.21. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the ACWI Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the ACWI Shares at any time, including on the determination dates.

ACWI Shares Daily Closing Prices January 1, 2018 to April 24, 2023

April 2023 Page 17

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

iShares® MSCI ACWI ETF (CUSIP 464288240)	High ($)	Low ($)	Period End ($)
2018
First Quarter	77.52	69.84	71.64
Second Quarter	74.22	70.23	71.14
Third Quarter	74.68	70.85	74.23
Fourth Quarter	74.47	61.17	64.17
2019
First Quarter	72.83	63.03	72.12
Second Quarter	74.73	70.09	73.71
Third Quarter	75.06	70.06	73.73
Fourth Quarter	79.53	71.66	79.25
2020
First Quarter	81.70	54.29	62.41
Second Quarter	77.35	59.64	73.77
Third Quarter	84.01	74.25	79.92
Fourth Quarter	90.73	78.02	90.73
2021
First Quarter	96.48	90.21	95.21
Second Quarter	101.57	96.35	101.26
Third Quarter	105.29	99.44	99.99
Fourth Quarter	107.24	99.50	105.73
2022
First Quarter	106.32	92.09	99.89
Second Quarter	101.36	81.93	83.93
Third Quarter	92.71	77.79	77.79
Fourth Quarter	89.80	77.52	84.89
2023
First Quarter	92.89	84.92	91.15
Second Quarter (through April 24, 2023)	92.63	90.90	92.21

This document relates only to the securities offered hereby and does not relate to the ACWI Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the ACWI Shares (and therefore the price of the ACWI Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ACWI Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the ACWI Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the ACWI Shares.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI All Country World IndexSM. The MSCI All Country World IndexSM is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed and emerging markets. As of July 2020, the MSCI All Country World Index consisted of 49 country indices comprising 23 developed and 26 emerging market country indices. The developed market country indices included are: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.

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Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

The emerging market country indices included are: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI All Country World Index was developed with a base value of 100 as of December 31, 1987. The MSCI All Country World Index is described in “MSCI All Country World IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to the SX5E Index, STOXX Limited or any successor thereof
Share underlying index:	With respect to the ACWI Shares, MSCI All Country World IndexSM
Share underlying index publisher:	MSCI Inc or any successor thereof
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Postponement of the maturity date and early redemption dates:

If any scheduled early redemption date is not a business day, that early redemption payment, if any, shall be paid on the next succeeding business day; provided that if, due to a market disruption event or otherwise, any determination date with respect to either of the underlyings is postponed so that it falls less than two business days prior to the scheduled maturity date or early redemption date, as applicable, the maturity date or early redemption date, as applicable, shall be postponed to the second business day following the determination date as postponed, by which date the closing level of each of the underlyings has been determined. In any of these cases, no adjustment shall be made to any payment at maturity or early redemption payment made on that postponed date.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

April 2023 Page 20

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority. Our counsel, Davis Polk & Wardwell LLP, is unable to render a definitive opinion on the tax treatment of the securities at this time as such opinion is dependent in part upon market conditions on the pricing date. Our counsel’s opinion will therefore be provided only on the pricing date. However, under current law, and based on current market conditions, our counsel believes that it is at least reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the leveraged upside payment and the fact that the securities are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for auto-callable securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

There is a risk that the Internal Revenue Service (the “IRS”) may seek to treat all or a portion of the gain on the securities as ordinary income. For example, there is a risk (which, depending on the market conditions on the pricing date, could be substantial) that the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”)

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Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to April 24, 2023, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the ACWI Shares, in stocks constituting the SX5E Index, in futures and/or options contracts on the ACWI Shares, the SX5E Index or the component stocks of the SX5E Index, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying) and (ii) the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final determination date, by purchasing and selling the ACWI Shares, the stocks constituting the SX5E Index, futures or options contracts on the ACWI Shares, the SX5E Index or the component stocks of the SX5E Index listed on major securities markets or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of either underlying on the determination dates, and, accordingly, whether we redeem the

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Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due April 29, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI ACWI ETF

Principal at Risk Securities

securities prior to maturity and the amount of cash you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

April 2023 Page 23